May __, 2009

TO:	Integrated Freight Systems, Inc.
Suite 200
6371 Business Boulevard
Sarasota, Florida 34240

The undersigned, in consideration for the issue of an Amended Promissory Note and Security Agreement originally dated September 17, 2008 and amended May __, 2009, does hereby (i) waive all conditions, precedent and subsequent, which remain unsatisfied by Integrated Freight Systems in that certain Stock Exchange Agreement dated August 25, 2008, as amended September 17, 2008, (together, the “Agreement”), (ii) agree that all such conditions shall be and hereby are deemed satisfied and (iii) agree that the Agreement cannot be terminated, cancelled or rescinded for any reason whatsoever.

Very truly yours,

_______________________________
T. Mark Morris